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                         AMENDMENT DATED JAN. 21, 1999/8
                       TO THE FUND PARTICIPATION AGREEMENT

                                   BACKGROUND

         WHEREAS, JANUS ASPEN SERIES (the "Trust'), and LINCOLN
         NATIONAL LIFE INSURANCE COMPANY (The "Company") entered into a Fund Participation Agreement dated September 25, 1998.

         WHEREAS, the parties now desire to modify the Agreement as follows:

                                    AMENDMENT

 For good and valuable consideration the receipt of which is acknowledged, the parties agree that:

         1. Section 2.3. OBLIGATIONS OF THE PARTIES be amended with the addition of the following:

         If the Company elects to include any materials provided by the Trust, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.

         2. The Agreement, as modified by this Amendment, is ratified and confirmed.

 LINCOLN NATIONAL LIFE                     JANUS ASPEN SERIES
 INSURANCE COMPANY

 By:                                       By:


 Name:

 Title: